EXHIBIT 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-142361) and Form S-8 (Nos. 333-132511 and 333-133481) of our report dated July 16, 2007, with respect to the combined statements of revenues and direct operating expenses of Anadarko MidCon Operations, for each of the years in the three-year period ended December 31, 2006, which report appears in this Form 8-K/A Amendment No. 1 of EXCO Resources, Inc.

/s/ KPMG LLP

Houston, Texas

July 16, 2007